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                                                                   EXHIBIT 10.36

                                    AGREEMENT

      THIS AMENDMENT AGREEMENT is made on 7th August 2003 between (1) THE UNIVERSITY OF WALES COLLEGE OF MEDICINE, formerly the Welsh National School of Medicine whose principal office is at Heath Park, Cardiff, Wales, CF4 4XN ("COLLEGE"); (2) BIOANALYSIS LIMITED, a company incorporated in England and Wales whose registered office is at 5, Chiltern Close, Cardiff Industrial Park, Llanishen, Cardiff, Wales, CF14 5DL with registered number 0934969 ("BIOANALYSIS"); and (3) MOLECULAR LIGHT TECHNOLOGY LIMITED, a company incorporated in England and Wales whose registered office is at 5, Chiltern Close, Cardiff Industrial Park, Llanishen, Cardiff, Wales, CF14 5DL with registered number 2339845 ("MLT").

                                     WHEREAS

      A. The College and Bioanalysis have entered into the Bioanalysis Agreement (as defined below) and the Supplemental Agreement (as defined below).

      B. The College and MLT have entered into the MLT Agreement (as defined below).

      C. The College and Bioanalysis wish to make certain amendments to the Bioanalysis Agreement and the College and MLT wish to make certain amendments to the MLT Agreement to take account of the fact that Bioanalysis and MLT are now part of the same group of companies.

      THIS DEED WITNESSETH as follows

1.    DEFINITIONS

      1.1   In this Amendment Agreement:

            "AFFILIATE" means, with respect to any person:

              (A) any Connected Person of that person;

              (B) any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person and for the purposes of this definition, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; or

              (C) where that person is a partnership, another partner in that partnership or a linked partnership or fund;

            "AMENDMENT AGREEMENT" means this amendment agreement together with all schedules and annexures to it, as amended from time to time by written agreement of all the Parties;



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            "BIOANALYSIS AGREEMENT" means the licence agreement between the
College and Bioanalysis relating to certain technology and intellectual property assets dated 12 July 1984 as amended;

            "CONNECTED PERSON" means in relation to a company, another company controlled by the same person or persons connected with him or a person who has control of that Company on his own or together with persons connected with him and for the purposes of this definition, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

            "EARLIER AGREEMENT" means the Bioanalysis Agreement, the Supplemental Agreement and the MLT Agreement;

            "MLT AGREEMENT" means the licence agreement entered between College and MLT relating to certain technology and intellectual property assets dated 12 July 1990 as amended;

            "PARTIES" means the parties to this Amendment Agreement and "PARTY" shall mean any one of them;

            "SUPPLEMENTAL AGREEMENT" means the amendment to the Bioanalysis Agreement in the form of a supplemental agreement between College and Bioanalysis dated 12 July 1990.

      1.2 The schedules form part of this Amendment Agreement and shall be construed and shall have the same full force and effect as if expressly set out in the body of this Amendment Agreement and any reference to this Amendment Agreement shall include the schedules.

      1.3 The headings are inserted for convenience only and shall not affect the construction of this Amendment Agreement.

2.    AMENDMENTS TO BIOANALYSIS AGREEMENT

      2.1 Expressions defined in the Bioanalysis Agreement shall have the same meaning in this Clause 2 (unless the context otherwise requires or a term is redefined or amended in this Amendment Agreement).

      2.2 In the amendments set out in this Clause 2 and in the interpretation of the Bioanalysis Agreement "AFFILIATE" shall have the meaning set out in Clause 1.1 above of this Amendment Agreement but shall specifically exclude those parties defined as Affiliates under the terms of the agreement entered into between Gen-Probe Inc, Bioanalysis and the College dated 21 January 1986, for as long as such licence granted to Gen-Probe and its Affiliates (as defined in that agreement dated 21 January 1986) remains in force.



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      2.3 References to page numbers, clauses, sub-clauses and schedules in
Clauses 2.4 to 2.6 shall be construed as references to page numbers, clauses, sub-clauses and schedules of the Bioanalysis Agreement.

      2.4 The following amendment shall be made to the Bioanalysis Agreement and will apply with effect from the date of this Amendment Agreement:

            2.4.1 Clause 5 shall be deleted and replaced with the following:

                  Bioanalysis shall:

                  5.1 be entitled to sub-licence to Affiliates and other commercial organisations with a view to the commercial exploitation of the Chemiluminescence Technology covered by the Patents provided that Bioanalysis shall remain responsible for all acts and omissions of such sub-licensees as though they were by Bioanalysis;

                  5.2 other then as permitted under clause 5.1, not assign, transfer, mortgage, charge or part with any of its rights duties or obligations under this Agreement

      2.5 In respect of any sub-licence granted after the date of this Amendment Agreement, Bioanalysis shall pay to the College in respect of sales of Licensed Products by Affiliates such royalties, specified in Clause 10 of the Bioanalysis Agreement, as if sales of Licensed Products by Affiliates had been made by Bioanalysis.

      2.6 Bioanalysis shall procure the observance of all terms and conditions of the Bioanalysis Agreement by its Affiliates and other commercial organisations who are sub-licensed after the date of this Amendment Agreement pursuant to Clause 5.1 and breach by such Affiliates or other organisations shall be deemed to be a breach by Bioanalysis of the terms of the Bioanalysis Agreement. Bioanalysis shall at all times indemnify and keep indemnified the College against all or any costs, claims, damages or expenses incurred by the College or for which the College may become liable as a result of the default or negligence of any Affiliate or other sub-licensee.

      2.7 Bioanalysis warrants to the College that it will not do anything that will breach the terms of any sub-licences granted by Bioanalysis to third parties at the date of this Amendment Agreement and Bioanalysis shall at all times indemnify and keep indemnified the College against all or any costs, claims, damages or expenses incurred by the College or for which the College may become liable as a result of breach of this warranty.

3.    AMENDMENTS TO MLT AGREEMENT

      3.1 Expressions defined in the MLT Agreement shall have the same meaning in this Clause 3 (unless the context otherwise requires or a term is redefined or amended in this Amendment Agreement).



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      3.2 References to page numbers, clauses, sub-clauses and schedules in
Clauses 3.3 to 3.6 shall be construed as references to page numbers, clauses, sub-clauses and schedules of the MLT Agreement.

      3.3 The following amendments shall be made to the MLT Agreement and will apply with effect from the date of this Amendment Agreement:

            3.3.1 Clause 5.6 shall be deleted and replaced with the following

                  5.6 The Licensee shall be entitled to sub-licence any of the rights hereby granted with a view to the commercial exploitation of the Process provided that the Licensee shall remain responsible for all acts and omissions of such sub-licensees as though they were by the Licensee.

      3.4 MLT shall pay to the College in respect of sales of Products by Affiliates of MLT sub-licensed in accordance with Clause 5.6 such royalties specified in clause 6.2 of the MLT Agreement, as if sales of Products by Affiliates had been made by MLT.

      3.5 Without prejudice to Clause 5.6 MLT shall procure the observance of all terms and conditions of the MLT Agreement by its Affiliates and other sub-licences sub-licensed pursuant to Clause 5.6 and breach by its Affiliates or other sub-licences shall be deemed to be a breach by MLT of the MLT Agreement. MLT shall at all times indemnify and keep indemnified the College against all or any costs, claims, damages or expenses incurred by the College or for which the College may become liable as a result of the default or negligence of any Affiliate or other sub-licensee.

      3.6 MLT warrants to the College that (i) it will not do anything which is in breach of any of the sub-licences granted by MLT and (ii) MLT shall at all times indemnify and keep indemnified the College against all or any costs, claims, damages or expenses incurred by the College or for which the College may become liable as a result of breach of this warranty.

4.    EXCLUSIVITY / CONSENT

      4.1 The Parties agree that, to the extent that, if any, there is an overlap between the scope of the rights licensed in the Bioanalysis Agreement and the rights licensed in the MLT Agreement, they shall be deemed by all of the Parties not to constitute any breach of either the Bioanalysis Agreement or MLT Agreement and the College shall have no liability in respect of such overlap.

      4.2 In part consideration of the grant of the additional indemnities set out in this Amendment Agreement, the College waives its rights, and MLT shall have no liability under the MLT Agreement (save, for the avoidance of doubt, as set out in Clause 3 of this Amendment Agreement above), in respect of the following:

              (A) to give consent in relation to MLT and/or MLT Research entering into of the sub-licences listed in Schedule A and



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              (B) to receive a copy of such sub-licences.

      4.3 In addition and in part consideration of the grant of the additional indemnities set out in this Amendment Agreement, the College waives its rights under the Bioanalysis Agreement,

              (A) to give consent in relation to the entering into of the sub-licences listed in Schedule A and

              (B) to receive a copy of such sub-licences.

      4.4 The liability of the College shall not be increased by entering into this Agreement and shall remain as it would have been had this Amendment Agreement not been entered into.

5.    CONFORMED COPIES

      5.1 Following the execution of this Amendment Agreement the Parties shall, in respect of the Earlier Agreements to which they are a party, produce and do all acts necessary to create such copies of Earlier Agreements incorporating the amendments detailed in this Amendment Agreement as are necessary to comply with the regulatory filing requirements of the United Kingdom Patent Office or any other such regulatory authority anywhere in the world. All such acts necessary by the College shall only be carried out at the express request of either of the other Parties and such requesting Party shall be responsible for and shall indemnify the College in respect of all out-of-pocket costs and expenses (including without limitation legal and other professional costs and expenses) which the College actually incurs in complying with any such request.

6.    GENERAL

      6.1 Save as expressly amended by this Amendment Agreement, the Bioanalysis Licence, the Supplemental Agreement and the MLT Licence shall remain in full force and effect.

      6.2 Nothing in this Amendment Agreement shall operate to give any Party to this Amendment Agreement rights or obligations under an Earlier Agreement to which it was not previously a party.

      6.3 No Party shall assign or purport to assign or otherwise deal with any of its rights and obligations under this Amendment Agreement except with the express prior written consent of the other Parties, provided that MLT shall be entitled to assign its right and obligations to any Affiliate.

      6.4 This Amendment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and each Party may enter into this Amendment Agreement by executing a counterpart.

      6.5 This Amendment Agreement is governed by and shall be construed in accordance with English law. Each Party submits to the exclusive jurisdiction of the English courts for all purposes relating to this Amendment Agreement.




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Signed By

/s/ Mike Grant
-----------------------------------
Authorised Signatory for
and on behalf of
THE UNIVERSITY OF WALES
COLLEGE OF MEDICINE

Signed By

/s/ Stuart Woodhead
-----------------------------------
Authorised Signatory for
and on behalf of
BIOANALYSIS LIMITED

Signed By

/s/ Stuart Woodhead
-----------------------------------
Authorised Signatory for
and on behalf of
MOLECULAR LIGHT
TECHNOLOGY LIMITED



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                                   SCHEDULE A

                                  SUB-LICENCES

1. Agreement between Rhone Diagnostics Technologies Limited ("RDT") and MLT Research dated 26 July 1997.

2. Licence Agreement between MLTR and Biocode Limited ("Biocode") dated 8 February 2000.

3. Evaluation Agreement between MLT Research and Minton, Treharne & Davies Ltd ("MTD") dated 24 September 1999.

4. Agreement between Molecular Light Technology Research Ltd and Cardiff University dated 10 November 1999.

5. Agreement between Molecular Light Technology Research Limited and the Nottingham Trent University dated 3 November 1997, together with letter from Stuart Woodhead to Dr Ellen Billett dated 27 August 1999.

6. Agreement between Molecular Light Technology Research Limited and University of Wales, Cardiff dated 9 January 1998.

7. Agreement between Molecular Light Technology Research Limited and Cardiff University dated 28 May 2001.

8. Development Agreement between Molecular Light Technology Research Limited and Shell International Chemicals B.V. dated 15 December 1998.

9. Evaluation Agreement between Molecular Light Technology Research Limited and Shell Research Limited dated 28 October 1998 as amended by an Evaluation Amendment dated 29 March 1999.

10. Agreement between Cardiff University and Molecular Light Technology Research Limited dated 1 October 1999.

11. Evaluation Agreement between Molecular Light Technology Research Limited and University of Exeter dated 29 June 2001.

12. Agreement between Molecular Light Technology Research Limited and the University of Exeter dated 9 August 2001.

13. Agreement between MLT and Molecular Light Technology Research Limited dated 2003




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